Exhibit 10.1

COMMERCIAL LEASE

503 Havana Street, Aurora, Colorado

This COMMERCIAL LEASE is made and entered into as of the 24th day of September, 2014 by and between MJ HAVANA, LLC, a Colorado limited liability company (“Landlord”) and LIGHTSHADE LABS, LLC, a Colorado limited liability company (“Tenant”).

SECTION 1
DEFINED TERMS

In addition to the other definitions appearing in the text of this Lease, when used herein the following terms shall have the respective meanings set forth opposite each such term.

1.1 Commencement Date:	September 24, 2014.
1.2 Premises:	503 Havana Street, Aurora, CO
1.3 Building:	The building located on the Premises.
1.4 Parking Spaces:	All parking spaces appurtenant to the Premises.
1.5 Landlord:	MJ Havana, LLC
1.6 Landlord’s Address:	c/o MJ Holdings Inc. 4141 NE 2nd Avenue, Suite 204A Miami, Florida 33137 Attention: Shawn Chemtov
1.7 Tenant:	LIGHTSHADE LABS, LLC, a Colorado limited liability company
1.8 Tenant’s Address:	3950 North Holly Street Denver, CO 80207
1.9 Lease:	This Lease, including any subsequent amendments that may be agreed to by the parties, and any riders which are incorporated herein and made a part hereof by this reference.
1.10 Lease Year:	The term of the Lease shall be the period from September 24, 2014 to September 30, 2024, with an option to renew for an additional 10-year term as set forth in Section 2, below.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 1of 32

1.11 Monthly Rent:	Monthly Rent payable by Tenant to Landlord, shall be $12,270.42 per month, plus increases per Article 3, Section 3.2, below. The portion of Monthly Rent attributable to insurance and real property taxes and assessments is $1020.42 per month (as it may be increased per Article 3, Section 3.4 below).
1.12 Permitted Uses:	The retail sale of marijuana.
1.13 Rental Payment Place:	c/o MJ Holdings Inc. 4141 NE 2nd Avenue, Suite 204A Miami, Florida 33137 Attention: Shawn Chemtov
1.14 Security Deposit:	$24,540.84 to be deposited by Tenant with Landlord.

SECTION 2
GRANT AND TERM

2.1              Grant. In consideration of the Rents herein agreed to be paid and of the covenants and agreements herein made by the respective parties hereto, Landlord demises and leases to Tenant and Tenant hereby leases from Landlord the Premises, upon the terms and conditions herein provided.

2.2              Term. Subject to the terms, covenants, and agreements contained herein, Tenant shall have and hold the Premises for the entire Term set forth above. Tenant may renew this Lease for one (1) additional ten (10) year term on the same terms as provided in this Lease; provided however, that Tenant gives written notice to Landlord of its election to exercise said renewal option no earlier than three hundred sixty-five (365) days and no later than one-hundred eighty (180) days prior to the expiration of the current term. Failure by Tenant to give notice of its election to exercise the ten-year renewal option shall constitute a waiver and relinquishment of any right to exercise said option.

2.3              Option to Purchase. The parties covenant that they will, within thirty (30) days of the execution of this Lease, negotiate an agreement granting Tenant the option to purchase the Premises during the third (3rd) year of the Tenancy for $997,700.00 on terms to be mutually agreed upon by the parties.

SECTION 3
RENT, TAXES, AND UTILITIES

3.1              Monthly Rent; Initial Lease Deposit. Tenant covenants and agrees to pay to Landlord the Monthly Rent, described above, beginning on the Commencement Date and on the first day of each month thereafter throughout the Term of this Lease. Monthly Rent for any period which is less than one month shall be a prorated portion of the monthly installment herein based upon the actual days in the month.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 2 of 32

                   Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord an amount equal to $36,811.26 for the first month’s installment of Monthly Rent and the Security Deposit (the “Initial Lease Deposit”). Landlord and Tenant acknowledge and agree that as of the date of this Lease Landlord has received $30,000.00 towards the Initial Lease Deposit in the form of an earnest money deposit credit towards Landlord’s purchase of the Property that was originally deposited by Tenant (the “Contract Earnest Money”) pursuant to that certain Contract to Buy and Sell Real Estate (Commercial) for the Property dated June 24, 2014 originally between John Fritzel, as buyer, and Keith Price and Kathleen Price, as seller, as assigned from John Fritzel to Tenant and further assigned from Tenant to Landlord (the “Purchase Contract”). Tenant agrees to assign all of its right, title and interest in the Contract Earnest Money to Seller, with such amounts to be applied to the purchase price under the Purchase Contract, and Seller agrees to credit such amount towards the Initial Lease Deposit. Within two business days of the date of this Lease, Tenant shall deliver the balance of the Initial Lease Deposit in the amount of $6,811.26 to Landlord.

                   In addition, Tenant shall be responsible for all costs associated with the removal of the sand trap/oil separator from the Property in accordance with that certain proposal from E-21 Engineering, Inc., dated September 19, 2014. Within two business days of the date of this Lease, Tenant shall deliver $4,540.00 to Landlord as a deposit for the payment of such costs. If the costs of such work exceed $4,540.00, Tenant shall pay the excess to Landlord promptly upon receipt of an invoice from Landlord for such excess costs, together with reasonable supporting documentation evidencing the costs. If the costs of such work are less than $4,540.00, Landlord shall refund the balance of the deposit to Tenant following the completion of the work.

3.2              Cost of Living Adjustment. The Monthly Rent shall be subject to adjustment effective on the first day of each Lease Year thereafter (in each case, the “Adjustment Date”) as follows:

On each Adjustment Date during the Term (including any option period) of this Lease, Monthly Rent throughout that Lease Year (and continuing until the next rent adjustment) shall be set by increasing the Monthly Rent by 3%.

3.3              Utility Charges. Tenant shall be solely responsible for and pay when due all charges for utilities including, without limitation, payment for meters, submeters, meter installation, deposits, service connections, and service charges. In the event such charges are not paid when due, Landlord shall have the right to pay such charges, which amount so paid is hereby declared to be additional rent due on demand with interest as provided in Sections 3.5 and 3.6. Tenant shall also be solely responsible and pay for when due all trash removal, as provided for in Section 4.7.

3.4              Taxes and Insurance. Landlord and Tenant agree that Monthly Rent for the first lease year includes charges for insurance and real property taxes and assessments equal to $1,020.42 per month. To the extent that Landlord’s actual costs for real property taxes and insurance exceed $1,020.42 per month, Monthly Rent shall be increased by the amount of such excess.

3.5              Method of Payment and Past Due Rents. All Rent shall be paid to Landlord at the Rental Payment Place or at such other place or to such other person as Landlord may from time to time direct in writing, or as is otherwise provided herein, in lawful money of the United States of

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 3 of 32

America; provided that, at Landlord’s option, Rent shall not be paid in cash. In the event that Tenant fails to make any such payment within five (5) days after the same becomes due, then in addition to all rights, powers, and remedies provided herein, by law or otherwise, Landlord shall be entitled to recover from Tenant and Tenant agrees to pay to Landlord, on demand, a late payment charge equal to five percent (5%) of the amount due as liquidated damages. Tenant also agrees to pay to Landlord on demand, as additional Rent, interest at the rate of eighteen percent (18%) per annum (or the highest rate permitted by applicable law, whichever is lower) on all overdue installments of Rent (except any portion thereof which constitutes interest). Neither the late payment charge nor the interest to be charged hereunder shall permit Tenant to delay any payment of Rent when due.

3.6              Modified Gross Lease. This is a “modified gross lease,” and the Rent shall be paid without notice, demand, setoff, counterclaim, deduction, or defense, and except as otherwise expressly provided herein, without abatement or suspension. Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected by reason of (a) any damage to or the destruction of all or any part of the Premises from whatever cause, (b) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, or (c) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up, or other proceeding affecting Landlord or any assignee of Landlord. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to offset against any Rent due Landlord any amounts determined to be owing to Tenant from Landlord pursuant to any final judgment for which an appeal period has expired and no appeal has been taken.

SECTION 4
IMPROVEMENTS, MAINTENANCE, AND REPAIR

4.1              Tenant’s Work. Tenant shall be responsible for any and all construction, design and specifications of the interior of the Premises deemed necessary by Tenant for its initial occupancy and operations (the “Initial Tenant Work”) including without limitation interior wall finish, finished ceilings, finish flooring, interior utilities design, including, gas, water, sewer, telephone and electricity, mechanical, plumbing and electrical systems, including HVAC, the interfaces between interior utility lines and the lines brought to the wall and/or floor of the Premises, interior decor and signage, railings, banisters, Tenant’s trade fixtures, and the interface between the Building’s mechanical and utilities systems and Tenant’s trade fixtures, subject to approval in accord with Section 4.5.

Tenant shall also be responsible to perform and pay for designing, planning, acquiring and installing Tenant’s trade fixtures and equipment, including without limitation, Tenant’s exterior signs, cabinetry, phone system, and intercom system. Tenant shall not overload the electrical wiring serving the Premises and will install, at its expense, with Landlord’s written approval, any additional electrical wiring required in connection with Tenant’s apparatus. Where required under any

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 4 of 32

provision in this Lease, except as otherwise expressly set forth, Landlord’s consent or written approval shall not be unreasonably withheld. Landlord shall be under no obligation to make any repairs, replacements, reconstruction, alterations, or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises except as expressly provided for herein.

For such work as Tenant may perform from time to time, including both the Initial Tenant Work and any future Tenant Improvements (as defined below), Tenant agrees to obtain its own policy of builder’s risk insurance and, if applicable, general liability insurance for any such work and workers compensation insurance for any persons who perform Tenant’s work.

Tenant shall bear and pay the expenses incurred in performing all of Tenant’s work and all fees, charges and costs of permits and licenses relating to Tenant’s work. Tenant shall bear the fees and costs of Tenant’s architect in developing Tenant’s work and, except as provided below, shall not be reimbursed from Landlord.

Provided Tenant is not in default of this Lease, Landlord agrees to contribute $150,000.00 (the “Allowance”) toward the cost of the Initial Tenant Work. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Tenant Work and for hard costs in connection with the Initial Tenant Work. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Tenant Work, within thirty (30) days following completion of the Initial Tenant Work and receipt by Landlord of the following: (a) receipted bills covering all labor and materials expended and used in the Initial Tenant Work; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of Tenant’s work; and (e) the certification of Tenant and its architect that the Initial Tenant Work has been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Tenant Work.

In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Any portion of the Allowance that exceeds the cost of Tenant’s work or is otherwise remaining after completion of the Initial Tenant Work ("Unused Allowance") shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 5 of 32

4.2              Standards of Construction. All construction required or permitted by the Lease shall be done in good workmanlike manner, and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Premises.

4.3              Landlord’s Access. Landlord may enter upon the Premises after giving Tenant 48 hours’ notice (except in the event of an emergency, in which case no advance notice shall be required) to inspect the same for Tenant’s compliance with its obligations hereunder. If Tenant or Tenant’s agents or employees shall not be present to permit entry into the Premises at any time when for any reason entry therein shall be necessary in the reasonable judgment of Landlord to prevent injury or damage or to comply with direction from any federal, state, local or other governmental authority, including but not limited to the Colorado Marijuana Enforcement Division, (a “Governmental Authority”), Landlord or its agents or employees may enter same by master key or by forcible entry without liability therefore and without in any manner affecting the obligations, covenants, terms, or conditions of this Lease. Landlord shall not exercise its right of entry under this Section 4.3 so as to adversely affect Tenant’s operation of Tenant’s business at the Premises. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvement, addition, change, or alteration of the Premises or any part thereof other than as herein expressly provided. To the extent reasonably possible, Landlord’s entry may be conducted with Tenant’s supervision, and to the extent possible, during non-business hours and in all events in accordance with all applicable State and local laws, rules and regulations applicable to Tenant’s use and occupancy of the Premises.

4.4              Condition of Premises. Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession and to have waived all claims relating to the condition of the Premises, the Building and the Property. Tenant acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property, or with respect to the suitability of any part of the same for the conduct of Tenant's business. By taking possession of the Premises, Tenant agrees that the Premises, the Building and the Property are in good and sanitary order, condition and repair acceptable to Tenant.

4.5              Tenant Improvements. All improvements to the Premises that may be deemed necessary by Tenant from time to time for Tenant’s use or occupancy thereof shall be completed by Tenant, at Tenant’s expense, and shall hereinafter be referred to as “Tenant Improvements.” All Tenant Improvements shall be constructed in a first-class manner and comply with all insurance requirements and with applicable governmental laws, statutes, ordinances, rules, and regulations. Tenant shall be responsible for and shall pay to Landlord, as additional Rent, the entire amount of any real estate taxes attributable to any alterations, improvements, or changes made by Tenant pursuant to this Section. All such alterations, improvements, and changes shall become the property of Landlord upon completion, unless otherwise agreed to in writing by Landlord. Tenant agrees to submit to Landlord plans and specifications governing Tenant Improvements in such detail as Landlord may require, and Tenant agrees not to commence work on any of Tenant Improvements until Landlord has approved such plans and specifications and the selection of the general contractor in writing, which consent shall not be unreasonably withheld. Tenant shall proceed diligently with construction of any Tenant Improvements. At all times during Tenant construction, Landlord and its representatives shall have the right to enter upon the Premises for the purpose of

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 6 of 32

inspecting construction and progress of any Tenant Improvements. Upon completion of any Tenant Improvements, Tenant shall provide Landlord with a Certificate from Tenant’s architect certifying that the subject Tenant Improvements have been constructed in accordance with the plans and specifications approved by Landlord. In the event Tenant does not provide any such required certificate, Landlord shall be entitled to engage an architect of its choice to provide such certificate. Any fees or expenses incurred by Landlord in securing any such architect’s certificate shall be deemed additional Rent payable by Tenant to Landlord and shall be paid by Tenant to within seven (7) days of written notice from Landlord.

4.6              Maintenance by Tenant. Tenant shall at its own cost and expense at all times maintain in good working order, appearance, condition, and promptly repair the following items:

a.	The Building, including the roof and the structural soundness of the concrete floors and exterior walls thereof;
b.	The entire interior wall surfaces, partitions, doors, and fixtures;
c.	All flooring within the Premises;
d.	All plumbing servicing the Premises;
e.	The hot water heater servicing the Premises;
f.	The air conditioning and heating systems servicing the Premises;
g.	All exterior windows of the Premises; and
h.	All parking areas, walkways, driveways, sidewalks, passageways, and landscaped areas located on the Premises.

Except for the vehicles and equipment used by Tenant and its vendors in the ordinary course of its business, Tenant shall also keep clean and free from obstruction the parking/storage area, if any, adjoining the Property. Tenant shall also be responsible for and pay all cost for trash removal.

If Landlord is required to make repairs to the Property by reason of Tenant’s negligent acts or omissions, or if Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof. Upon completion thereof, Tenant shall reimburse Landlord’s costs for making such repairs plus ten percent (10%) of such costs for overhead and supervision, upon presentation of a bill therefore, as additional Rent.

SECTION 5
USE OF PREMISES

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 7 of 32

5.1              Use. The Premises shall be occupied and used only for the Permitted Uses and for no other purpose whatever unless Landlord, in its sole discretion, consents to a change in such uses. Landlord agrees that it shall consent to any reasonable change in use so long as such use is of a high-quality commercial nature. Tenant acknowledges and agrees that the Permitted Uses of the Premises set forth herein are a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord in the event that a change or deviation in such uses shall occur or be permitted without the express written consent of Landlord, which shall not be unreasonably withheld. If Tenant’s change in use arises as a result of any change in governmental ordinance, policy, law or regulation governing Tenant’s use, Tenant shall have the right to change the use subject to the Landlord’s approval, which shall not be unreasonably withheld.

SECTION 6
QUIET ENJOYMENT AND LANDLORD’S RIGHT OF ENTRY

6.1              Quiet Enjoyment. If and so long as Tenant shall pay the Rent specified herein and observe and perform all covenants, agreements, and obligations required by it to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under Landlord, subject nevertheless, to the terms and conditions of this Lease and the mortgages and other matters to which this Lease is or may be subordinate.

6.2              Right of Access for Purpose of Marketing the Premises. Tenant agrees that, after giving Tenant 48 hours notice, Landlord, its agents, employees, or servants or any person authorized by Landlord may enter the Premises to exhibit the same to prospective purchasers and mortgagees of the Premises and to prospective tenants and to place in and upon the Premises during the last six (6) months of the Term at such places as may be determined by Landlord’s “for rent” signs or notices (which signs shall not, however, interfere with Tenant’s reasonable use of its windows for display purposes), and Tenant undertakes and agrees that neither Tenant nor any person within Tenant’s control will interfere with such signs or notices. Landlord shall not exercise its right of entry under this Section 6.2 so as to adversely affect Tenant’s operation of Tenant’s business at the Premises. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvement, addition, change, or alteration of the Premises or any part thereof other than as herein expressly provided. Landlord shall not exercise its right of entry under this Section 6.2 without Tenant’s supervision.

SECTION 7
NUISANCE, WASTE, RULES, AND REGULATIONS

7.1              Nuisance. Tenant shall not perform any acts or carry on any practices which may injure the Building of which the Premises is a part, violate any certificate of occupancy affecting same, constitute a public or private nuisance or a menace to others, including but not limited to, producing undue noise or creating obnoxious fumes or odors.

7.2              Waste, Etc. Tenant agrees not to: (a) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (b) keep or use, or permit to be kept or used, on the Premises any inflammable fluids or explosives without the

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 8 of 32

written permission of Landlord first had and obtained; (c) deface or injure the Premises; (d) overload the floors, walls, or ceilings of the Premises; (e) overload the electrical wiring, or any other utility, service the Premises; or (f) commit or suffer any waste in or about the Premises. Tenant agrees to pay as additional Rent any increase in the cost of insurance on the Premises to Landlord as a result of any unauthorized use of the Premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its rights to enforce this Lease.

7.3              Rules and Regulations. Tenant covenants and agrees with Landlord that:

   a.                   Tenant shall keep the Premises at a temperature compatible with comfortable occupancy during business hours and at all times sufficiently high to prevent freezing of water in pipes and fixtures.

   b.                  The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.

   c.                   Tenant shall not burn any trash or garbage of any kind in or about the Premises.

   d.                  No auction, fire, bankruptcy, selling-out, or going-out-of-business sales shall be conducted on or about the Premises without the prior written consent of Landlord.

   e.                   Tenant shall keep all windows on the Premises clean. All window areas shall be kept free from storage items and other unsightly uses.

In the event any violation of any of the above rules and regulations continues for more than three (3) days following notice to Tenant of such violation, Tenant shall, in addition to all other remedies of Landlord provided in this Lease for default by Tenant, pay liquidated damages of one hundred dollars ($100.00) per day for each such violation for each day such violation continues. Landlord reserves the right to adopt additional rules and regulations in respect to the conduct of Tenant’s activities on the Premises, which upon adoption shall be deemed incorporated herein, provided that Tenant is given written notice thereof.

7.4              Hazardous Materials. Tenant shall keep and maintain the Premises in compliance with and shall not cause or permit the Premises to be in violation of any state, or local laws, ordinances, or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the property, including, but not limited to, soil and groundwater conditions. Tenant shall not use, generate, manufacture, store, or dispose of on, under, or about the Premises or transport to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any applicable federal or state laws or regulations (collectively referred to hereinafter as “Hazardous Materials”).

                   Tenant shall immediately advise Landlord in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 9 of 32

threatened pursuant to any applicable federal, state, or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the Premises (“Hazardous Materials Laws”); (ii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”); and (iii) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Premises under any Hazardous Materials Laws.

                   In no event shall Tenant be responsible for Hazardous Materials Claims created by the Landlord or by a prior tenant of Landlord. Tenant shall be solely responsible for and shall indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, including without limitation (a) all consequential damages; (b) the costs of any required or necessary repair, cleanup, or detoxification of the Premises and the preparation and implementation of any closure, remedial, or other required plans, and (c) all reasonable costs and expenses incurred by Landlord in connection with clauses (a) and (b), including, but not limited to, reasonable attorney’s fees. These provisions shall only apply to the presence of Hazardous Materials caused the Tenant or its employees, agents or contractors, and for no other reason whatsoever.

SECTION 8
COMPLIANCE WITH LAW, LIENS, INDEMNITY

8.1              Compliance with Law and Contracts. Tenant shall, at its expense, comply with and shall cause its use and occupancy of the Building and the Premises to comply with the terms of all licenses and approvals from any Governmental Authority and all state and local governmental statutes, laws, rules, orders, regulations, and ordinances affecting its obligations regarding the occupancy, use, maintenance or repair of the Building and the Premises or any part thereof, or the use thereof, at any time during the Term. Tenant shall likewise comply with all federal laws and regulations to the extent that they do not conflict with such state and local governmental statutes, laws, rules, orders, regulations, and ordinances. Landlord shall, at its own expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to its obligations in connection with the Building, and with the provisions of all contracts, agreements, and restrictions of which it has notice affecting the Building or any part thereof or the occupancy or use thereof.

8.2              Title and Covenant Against Liens. Landlord’s title is and always shall be paramount to the title of Tenant and nothing in this Lease contained shall empower Tenant to do any act which can, shall, or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Property or against Tenant’s leasehold interest in the Property arising from labor, material, service, or equipment ordered or authorized by Tenant or its agents and employees and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 10 of 32

or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Property. If any such liens so attach and Tenant fails to pay and remove same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 3.5, shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand.

8.3              Indemnification.

   a.                   Tenant agrees to pay, protect, indemnify, defend, and save harmless Landlord and all beneficiaries, agents, and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all attorney’s fees and expenses of Landlord), causes of action, suits, claims, demands, or judgments of any nature whatsoever (except those arising from acts of Landlord, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to personal property on the Premises, or in any manner growing out of or connected with Tenant’s use or occupation of the Premises or any part thereof the maintenance of which is the responsibility of Tenant pursuant to Section 4.7 herein, (b) Tenant’s violation of any agreement or condition of this Lease, (c) Tenant’s violation of any contract or agreement which Tenant is a party or any state or local restriction, statute, law, ordinance, or regulation, in each case affecting the Premises or any part thereof or the occupancy or use thereof, and (d) any federal restriction, statute, law, ordinance or regulation in each case affecting the Premises or any part thereof or the occupancy or use thereof to the extent it does not conflict with state or local restrictions, statutes, laws, ordinances, or regulations.

   In case any action or proceeding is brought against Landlord, or any beneficiary, agent and/or employee of Landlord, by reason of any such indemnified claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall not be liable for damage or injury occasioned by the negligence or willful acts of the Landlord or its agents, contractors, servants, or employees unless such damage or injury arises from perils against which Tenant is required by this Lease to insure and then only to the extent of such insurance. Tenant’s indemnification and defense obligation under this Section shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements, and indemnifications contained herein are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

   b.                  Landlord agrees to pay, and to protect, indemnify, defend and save harmless Tenant and all beneficiaries, agents, and employees of Tenant from and against any and all liabilities, losses, damages, costs, expenses (including all attorney’s fees and expenses of tenant), causes of action, suits, claims, demands, or judgments of any nature whatsoever (except those arising from acts of tenant, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to property on the Building or the Premises, or in any manner growing out of or connected with Landlord’s use or occupation of the

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 11 of 32

Building or the Premises, or any part thereof, (b) Landlord’s violation of any agreement or condition of this Lease, and (c) Landlord’s violation of any contract or agreement which Landlord is a party or any restriction, statute, law, ordinance, or regulation, in each case affecting the Premises or the Building or any part thereof or the occupancy or use thereof.

    Provided, however, that Landlord shall not be responsible to Tenant for any matter to the extent the same arises out of the negligent or intentional act or omission of Tenant or its employees, members, agents, contractors, successors or assigns. Landlord’s indemnification and defense obligation under this Section shall survive the expiration or earlier termination of this Lease. Landlord’s covenants, agreements, and indemnifications contained herein are not intended to and shall not relieve any insurance carrier of its obligations under any policies carried by Landlord pursuant to the provisions of this Lease.

8.4              Posting of Notices by Landlord. Landlord or its representatives shall have the right, but not the obligation, to go upon and inspect the exterior of the Premises at all reasonable times, and shall have the right, but not the obligation, to post and keep posted thereon notices that Landlord’s interest in the Premises shall not be subject to any lien for such work done on the Premises, as provided for by C.R.S. § 38-22-105, or which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Landlord hereby designates Tenant as its agent for the sole purpose of posting in a conspicuous place upon the Premises a notice containing substantially the following language which Tenant shall post prior to commencement of any work which will or may result in such liens:

8.5              “‘Notice.’ Landlord is the Owner of these Premises upon which improvements may be made by Tenant. The interest of Landlord in these Premises shall not be subject to any lien by virtue of work done or materials or equipment supplied by any contractor or other person, pursuant to this Notice and C.R.S. § 38-22-105, as amended.”

SECTION 9
FIXTURES, SIGNS, ALTERATIONS, AND INTERIOR DESIGN

9.1              Fixtures. All readily moveable furnishings, store fixtures, and equipment owned and used by Tenant in the Premises shall at all times during the Term be and remain the property of Tenant without regard to the means by which they are installed in or attached to the Premises. Upon expiration of this Lease, Tenant shall remove all such furnishings, fixtures, and equipment and restore the Premises as provided in Section 16.1, except in event of default by Tenant, in which case, all of said furnishings, fixtures, and equipment shall remain on the Premises as provided in Section 14.11. Tenant shall not remove any equipment, conduits, and fixtures providing water, plumbing, electrical, heating, ventilation, air conditioning, and sewer service to the Premises, whether or not the same were furnished or installed by Tenant, all of which (together with any other furnishings, fixtures, and equipment not removed by Tenant as provided above) shall become the property of Landlord upon expiration of the Term or termination of Tenant’s right to possession of the

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 12 of 32

Premises pursuant to Section 14. All such property shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

9.2              Signs. Tenant shall have the right, at Tenant’s expense, to place signs and advertisements on the exterior and interior of the Building in the locations and subject to the conditions hereinafter set forth, provided that the size, style, appearance, and location of all exterior signs and all interior signs visible from the exterior of the Building shall be subject to the reasonable approval of Landlord prior to installation and shall be in compliance with applicable law. Landlord shall have the right to remove any such unapproved item without notice to Tenant, and Tenant shall pay Landlord’s cost of removal within five (5) days after demand. Tenant shall, at its own expense, maintain and keep in good repair any of its signs and advertisements on the Premises, and upon expiration or earlier termination of this Lease or Tenant’s possession hereunder, shall remove all such signs and advertisements and repair any damage caused thereby.

SECTION 10
CONDEMNATION

10.1          All of Premises Taken. If the whole of the Premises shall be taken or condemned for any public or quasi-public use or purpose by any competent authority by the exercise of the right of eminent domain or by agreement or conveyance in lieu thereof (each of the foregoing being hereinafter referred to as “Condemnation”), this Lease shall terminate as of the date possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any Rent which shall have been paid in advance for periods subsequent to such date.

10.2          Less than All of Premises Taken. If less than all of the Premises is taken by Condemnation, and if the remainder of the Premises cannot be used for Tenant’s continued use or occupancy for Tenant’s business in the reasonable judgment of Tenant or if the portion of the Premises not taken cannot be feasibly restored to a leasable unit in the reasonable judgment of Landlord, then in either such event Landlord or Tenant shall each have the right to terminate this Lease upon notice to the other party within thirty (30) days after possession is taken by such Condemnation.

If this Lease is so terminated, it shall terminate as of the date possession shall be so taken, and Tenant shall pay Rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any Rent which shall have been paid in advance for periods subsequent to such date.

If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises so taken as of the date possession shall be taken by such authority, and thereafter the Rent shall be reduced in direct proportion to the amount of Leasable Space of the Premises taken, and Landlord agrees, at Landlord’s cost and expense, as soon as reasonably practical to restore the remainder of the Premises to a complete unit of similar quality and character as existed prior to such taking (to the extent feasible); provided that Landlord shall not be required to expend more on such restoration than an amount equal to the condemnation award received by Landlord on account of

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 13 of 32

such taking (less all expenses, costs, and legal fees incurred by Landlord in connection with such award).

10.3          Ownership of Award. As between Landlord and Tenant, all compensation, awards, and damages for any Condemnation of all of any part of the Premises, including without limitation all awards and damages as compensation for diminution in value of the leasehold, reversion and fee of the Premises, and Tenant Improvements, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award.

Although all damages in the event of any Condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion, or fee of the Premises, or Tenant Improvements, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the Condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture, and fixtures, provided that the effect of such award is not to reduce the award otherwise payable to Landlord.

SECTION 11
INSURANCE AND WAIVER OF CLAIMS

11.1          Tenant’s Insurance. Tenant shall maintain throughout the Term, at its expense, insurance of the following character: (a) casualty insurance against loss or damage by fire and other risks from time to time included under “extended coverage” policies, in the amount of the full replacement cost of all Tenant Improvements and all subsequent alterations, improvements, and changes to the Premises and all furniture, trade fixtures, equipment, merchandise, and all other items of Tenant’s personal property on the Premises; (b) comprehensive general public liability insurance (including contractual liability) against claims for bodily injury, death, or property damage occurring on, in, or about the Premises and the Building, and the common areas, parking areas, walkways, driveways, adjoining streets, sidewalks, and passageways, such insurance to afford protection of not less than $1,000,000.00 combined single limit per occurrence and $2,000,000.00 in the aggregate, provided that such limits of liability shall be increased at the direction of Landlord if in Landlord’s reasonable judgment increased limits are required to protect Landlord and Tenant against exposure for claims covered thereby; (c) workmen’s compensation insurance in amounts required by applicable law or statute covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant, or the Premises; (d) plate glass insurance; and, (e) such other insurance on the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises, including but not limited to business continuation insurance.

11.2          General Tenant Insurance Requirements. Each policy of insurance referred to in Section 11.1 shall be issued by companies of recognized financial standing authorized to issue such insurance in the State of Colorado, shall name as the insured parties thereunder Landlord (including its agents, beneficiaries, and other parties designated by Landlord) and Tenant, as their interests may

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 14 of 32

appear, and shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

Every policy which Tenant is obligated to carry under the terms of Section 11.1 shall contain an agreement by the insurer that it will not cancel or fail to renew or amend such policy or reduce the coverage thereunder except after thirty (30) days’ prior written notice to Landlord and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (a) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of such policy, (b) any foreclosure or other action or proceeding taken by any mortgagee of the Premises, or (c) any change in title or ownership of the Premises.

On or prior to the Commencement Date, Tenant shall deliver to Landlord certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder together with evidence of the payment of all premiums therefore, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefore. Should Tenant fail to maintain or renew any insurance required in this Section, or to pay the premium therefore, or to deliver to Landlord any of such certificates, then and in any of such events, Landlord, at its option, but without obligation to do so, may, upon five (5) days’ notice to Tenant, procure such insurance, and any sums so expended by Landlord (together with Landlord’s reasonable administrative expense in procuring such insurance) shall be additional Rent hereunder and shall be paid by Tenant to Landlord on demand.

11.3          Landlord’s Insurance. From the Commencement Date and continuing throughout the Term, Landlord may, in its sole and absolute discretion, maintain the following insurance on the Premises and the Building, including the parking areas, walkways, driveways, sidewalks, and passageways which policies may name Tenant as an additional insured: (i) commercial general liability and property damage insurance for property damage or bodily injury or death in an amount determined by Landlord, and (ii) fire and extended coverage insurance in an amount equal to the full replacement cost of any improvements located on the Premises (excluding the improvements to the Premises made and owned by Tenant and any other property for which Tenant is required to provide insurance hereunder) which may be established by an agreed amount endorsement by Tenant, Landlord, and the insurer.

11.4          Waiver of Claims. Notwithstanding anything in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises or in any manner growing out of or connected with Tenant’s use and occupation of the Premises or the condition thereof, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, sub-Tenants, licensees, or assignees; provided, however, that this release shall apply only to the extent that such business interruption, loss, or damage to property, or injury to or death of persons is covered by valid and collected insurance policies, regardless of whether such insurance is payable to or protects Landlord or Tenant or both, and only to the extent of any recovery collected under such insurance policies.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 15 of 32

Landlord and Tenant agree to have all insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured thereunder to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. This release shall be in effect only so long as it is valid in the State of Colorado.

SECTION 12
DAMAGE OR DESTRUCTION

12.1          Destruction of Premises. In the event that the Premises are totally or partially damaged or destroyed by fire or other casualty, the damage shall be repaired and the Premises restored to the same condition as they were in immediately before such damage or destruction by Landlord at Landlord’s expense; provided however, if (a) such damage results from a cause not insured, or (b) the cost of repair or restoration exceeds the amount of insurance proceeds received by Landlord and available for restoration of the Premises, Landlord may elect to either repair or restore the Premises or to terminate this Lease upon giving notice of such election in writing to Tenant within sixty (60) days after the casualty. If no such notice is received by Tenant within said sixty (60) days, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Landlord is required or elects to rebuild as herein provided, Landlord shall rebuild the damaged or destroyed areas of the Premises with due diligence and in any event within one hundred-eighty (180) days of the casualty, provided that Landlord shall have no obligations to repair or rebuild Tenant Improvements.

If the casualty or the repairing or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the Rent shall be allowed from the date when the damage occurred until the date when the Premises has been restored by Landlord, such proportion to be computed on the basis that the portion of the Premises rendered untenantable and not used by Tenant bears to the aggregate Premises.

12.2          Effect on Lease. Unless this Lease is terminated pursuant to Section 12.1, this Lease shall remain in full force and effect, and Tenant shall have no right to terminate or cancel this Lease on account of any damage to or destruction of the Premises so long as Landlord commences necessary restoration within ninety (90) days after the casualty and any delay is not caused by Tenant (or any Tenant Parties) or any events of force majeure. If Landlord does not commence restoration within ninety (90) days, and Landlord has not already noticed Tenant of his election not to repair under Section 12.1, and any delay is not caused by Tenant (or any Tenant Parties) or any events of force majeure, Tenant shall have the right to terminate this Lease by written notice to Landlord.

SECTION 13
ASSIGNMENT, SUBLETTING OR ENCUMBRANCE

13.1          Assignment and Subletting. Tenant shall not assign this Lease or any interest therein or sublet the Premises or any portion thereof, without the prior written consent of Landlord. In the event Tenant seeks such written consent to an assignment in order to facilitate a sale or other

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 16 of 32

change in control of Tenant, Landlord shall not unreasonably withhold its consent to such assignment. In all other circumstances, Landlord may withhold its written consent to assignment of this Lease or subletting of the Premises or any portion thereof, at its sole discretion. If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall notify Landlord not later than thirty (30) days prior to the proposed effective date of the assignment or sublease.

Tenant’s notice shall include the name and address of the proposed assignee or sub-lessee, a true and complete copy of the proposed assignment or sublease, sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility, experience, and character of the proposed assignee or sub-tenant, the terms and conditions of any sale of Tenant’s business, and the nature of any Improvements to the Premises which the proposed assignee or sub-lessee or Tenant intends to make in connection with the assignment or sublease. Each such notice shall also include complete financial statements of the proposed assignee or sub-lessee, detailed description of the intended use of the Premises, and complete resume of past business experience.

Landlord’s consent to any one assignment or sublease pursuant hereto shall not be deemed to be a waiver of the provisions of this Section with respect to any subsequent assignment or sublease. Each such permitted sublease shall expressly be made subject to the provisions of this Lease.

If Tenant assigns any of its rights and interests under this Lease, the assignee under such assignment shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord at the time of such assignment. No assignment or sublease shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease nor shall it affect or reduce any of the obligations of Tenant hereunder. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder.

All such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety to the same extent as though no assignment or subletting had been made. Tenant shall, concurrently with the execution and delivery of any permitted assignment or sublease, deliver a duplicate original thereof to Landlord.

A change in the beneficial or record ownership of any class units of Tenant, or the beneficial interest in Tenant shall be treated as and deemed to be an assignment of this Lease within the foregoing provisions of this Section, only if the effect of same shall be to result in a change in management or control of Tenant. The transfer of less than fifty percent of the units of Tenant is presumptively not to be treated as an assignment of this Lease.

Any assignment or sublease made in violation of this Section shall be void. Tenant shall pay also all of Landlord’s costs, charges, and expenses, including without limitation, reasonable attorney’s fees, incurred in connection with any assignment, subletting, use, occupancy, transfer, or encumbrance made or requested by Tenant.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 17 of 32

13.2          Encumbrance. This Lease shall not be mortgaged, pledged, or encumbered by Tenant, nor shall Tenant mortgage, pledge, or encumber the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder, without the prior written consent of Landlord, which consent may be granted or withheld in the sole discretion of Landlord. In addition, Tenant shall not allow or permit any transfer of this Lease or any interest hereunder by operation of law. Any such mortgage, pledge, encumbrance, or transfer made in violation of this Section shall be void.

SECTION 14
DEFAULT

14.1          Events of Default. Any one or more of the following occurrences or acts shall constitute an event of default under this Lease:

a.             If Tenant, at any time during the Term, shall:

(i)           fail to make any payment of Rent or other sum herein required to be paid by Tenant for a period of five (5) days after delivery by Landlord of written notice to Tenant that any such payment has become due; or

(ii)         fail to pay Rent or other sums herein required to be paid by Tenant when due on three (3) or more occasions during any twelve (12) month period notwithstanding Tenant’s cure of such default upon notice; or

(iii)        fail to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease; or

(iv)         fail to observe or perform any of the covenants in respect to assignment, subletting, and encumbrance set forth in Section 13 regardless of whether any such assignment, subletting, or encumbrance is void or voidable; or

(v)         fail to observe or perform any other provision of this Lease for twenty (20) days after Landlord shall have delivered to Tenant written notice of such failure; or

b.            If the Premises shall have been abandoned; for purposes hereof the Premises shall be deemed to have been abandoned if Tenant transfers a substantial part of Tenant’s operations, business, and personnel from the Premises to another location or fails to carry on its business at the Premises for a period of thirty (30) consecutive business days unless permitted under the provisions of this Lease or precluded from so doing by reason of casualty or condemnation; or

c.             If Tenant fails to take possession of the Premises when possession is tendered by Landlord.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 18 of 32

d.            Except as otherwise required by any state or local governmental authority with jurisdiction over Tenant’s business, if Tenant removes or attempts to remove or manifests an intent to remove Tenant’s goods or property from or out of the Premises otherwise than in the ordinary course of business, without having first paid and satisfied Landlord for all Rent that may become due during the entire Term of this Lease.

14.2          Right to Terminate. If an event of default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to either:

a.             Terminate this Lease by giving Tenant written notice of Landlord’s intention to terminate this Lease and, upon service of said notice, Tenant shall immediately vacate the Premises in accordance with the provisions of this Lease, and Landlord, in addition to its other remedies, may recover from Tenant all damages incurred by Landlord as a result of such default (all of which shall be immediately due and payable), including, but not limited to, (A) the cost of recovering possession of the Premises; (B) expenses of reletting, including repairs, renovation and alteration of the Premises; (C) reasonable attorneys’ fees; (D) the unpaid amount of all monetary obligations payable under this Lease which had been earned at the time of termination; (E) the worth at the time of award of the amount by which the unpaid amount of all monetary obligations payable under this Lease for the balance of the Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (with Monthly Rent being calculated based on the average Monthly Rent payable for the period, which is the lesser of: (I) the six calendar months preceding the termination of this Lease; and (II) the number of calendar months between the Commencement Date and the termination of this Lease; (F) that portion of any leasing commissions paid by Landlord and applicable to the unexpired term of this Lease; and (G) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. Landlord shall use reasonable efforts to mitigate its damages, but efforts by Landlord to mitigate damages caused by the default shall not waive Landlord’s right to recover all or any part of its damages in a separate suit; or

b.            Without terminating the term of this Lease, re-enter and take possession of the Premises or any part thereof, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant written notice thereof. No such reentry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. After recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider reasonably appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 19 of 32

reasonable costs and expenses (including but not limited to the costs of such repairs, alterations or improvements, leasing commissions and attorneys’ fees) which Landlord may incur in connection with such reletting. Notwithstanding Landlord’s recovery of possession of the Premises, Tenant shall continue to pay on the dates herein specified, the Rent and all additional amounts which would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises.

Upon the occurrence of an event of default by Tenant hereunder, Landlord shall also have all other rights available to it at law or in equity, including without limitation, seeking specific performance or injunctive relief, or performing Tenant’s obligations hereunder and getting reimbursed the reasonable cost and expenses therefor upon demand. All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative and may be exercised concurrently, whenever and as often as deemed desirable, and the exercise of one shall not be taken to exclude or waive the right to the exercise of any other.

14.3          Tenant to Remain Liable. No expiration or termination of this Lease pursuant to Section 14.2, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 14.2 or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 14.2, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting.

14.4          Current Damages. In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent and other sums required to be paid by Tenant for the period to and including the date of such expiration, termination, or repossession; and thereafter, until the what would have been the end of Term in the absence of such expiration, termination, or repossession, and whether or not the Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages the Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination, or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 14.2, after deducting from such proceeds all of Landlord’s expenses reasonably incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employee expenses, alteration costs, and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which Rent would have been payable under this Lease in the absence of such expiration, termination, or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

14.5          Final Damages. At any time after any such expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an event of default, whether or not Landlord shall have collected any current damages pursuant to Section 14.4, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the Rent and other sums

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 20 of 32

which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 14.4 to pay current damages) through what would be the last day of the Term in the absence of such expiration, termination, or repossession, discounted to present value at an assumed interest rate of five percent (5%) per annum, less (b) the then net rental value of the Premises discounted to present value at an assumed interest rate of five percent (5%) per annum for the same period.

Rental value shall be established by reference to the terms and conditions upon which Landlord relets the Premises if such reletting is accomplished within a reasonable period of time after such expiration, termination, or repossession, and otherwise established on the basis of Landlord’s estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be erroneous. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

14.6          Rights Cumulative. Nonwaiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provisions of this Lease, or to a decree compelling performance of this Lease, or to any other remedy allowed to Landlord at law or in equity.

14.7          Legal Expenses. In the event either Landlord or Tenant shall be in default in the performance of any of its obligations under this Lease, the defaulting party shall pay to the other party all reasonable attorneys’ fees and litigation expense incurred or paid by it in connection therewith. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay as additional Rent all costs and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event Tenant shall, without fault on its part, be made a party to any litigation commenced against Landlord, and if Landlord, at its expense, shall fail to provide Tenant with counsel approved by Tenant, Landlord shall reimburse Tenant for all costs and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 21 of 32

14.8          Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions herein set forth. Tenant shall pay to Landlord as additional rent the amount of all such costs incurred by Landlord.

14.9          Tenant’s Property to Remain. In the event of default by Tenant, all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations, and other personal property (“Tenant’s Property”) shall remain on the Premises and, in that event and continuing during the length of said default, subject to state and local laws governing Tenant’s use, Landlord shall have the right to take the exclusive possession of same and to use same, without costs, until all defaults are cured or, at its option, at any time during the Term, to require Tenant to forthwith remove same.

14.10      Security Interest. To secure the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in and an express contractual lien upon all of Tenant's Property (the "Security Interest"), to the extent permitted by applicable law. The Security Interest shall not include any inventory sold by Tenant on consignment; i.e., inventory that has been partially paid for by Tenant's customer(s) but not yet recognized as a sale on Tenant's balance sheet. Landlord is authorized to prepare and file financing statements signed only by Landlord (as secured party) covering the security described above (and Tenant hereby agrees to sign the same, as well as a separate security agreement if requested by Landlord, within ten (10) days of Landlord's request). Upon any default under this Lease by Tenant, any or all of Tenant's obligations to Landlord secured hereby shall, at Landlord's option, be immediately due and payable without notice or demand. In addition to all rights or remedies of Landlord under this Lease and the law, including the right to judicial foreclosure, Landlord shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Colorado. Landlord's Security Interest shall be subordinate only to the lien or security interest of any lender taking or succeeding to a purchase money security interest thereon, and upon Tenant's written request, if no default exists hereunder, Landlord shall execute an instrument confirming such subordination. The Security Interest shall survive the termination of this Lease if such termination results from Tenant's default. The Security Interest and related lien are in addition to and cumulative of the Landlord's lien provided by the laws of the State of Colorado.

14.11      Waiver by Tenant. In the event Landlord terminates this Lease prior to the expiration originally fixed (or in the event Landlord repossesses the Premises by judicial process or otherwise, with or without the termination of this Lease), Tenant waives all right to recover or regain possession of the Premises to save forfeiture of this Lease by payment of Rent due or by other performance of the covenants and conditions hereof. Tenant hereby further waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law, or decision now or hereafter in force or effect.

SECTION 15
SUBORDINATION, MORTGAGEE PROTECTION

15.1          Estoppel Certificates. Within five (5) days after request therefore by Landlord, Tenant agrees to deliver a certificate in the form presented by Landlord to any proposed mortgagee or purchaser of the Premises, or to Landlord, certifying (if such be the case or if not the case,

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 22 of 32

specifying with particularity any exception) to matters requested by Landlord, including without limitation, the following:

a.              that Tenant is in full and complete possession of the Premises, such possession having been delivered by Landlord and accepted by Tenant;

b.             that any improvements required to be furnished by Landlord by the terms of this Lease have been completed in all respects to the satisfaction of Tenant;

c.              that this Lease is in full force and effect and has not been amended, modified, supplemented, or superseded;

d.             that there is no existing default on the part of Landlord in the performance of any covenant, agreement, or condition contained in this Lease to be performed by Landlord;

e.              that Tenant does not have any actual or pending claim against Landlord;

f.               that no Rent or other charges have been prepaid by Tenant; and

g.              that the addressee of such certificate may rely on the representations therein made; and certifying as to the dates of commencement and termination of the Term, the date on which Rent commenced to accrue under this Lease, and the date through which Rent and other charges hereunder have been paid.

15.2          Subordination/Superiority. The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgage or deed of trust that may hereafter be placed upon the Premises, or any part thereof and to any and all advances to be made thereunder and to the interest thereon and all renewals, amendments, modifications, replacements, and extensions thereof, provided that the mortgagee or trustee or secured party named in such mortgage or deed of trust shall recognize this Lease in the event of foreclosure, if and so long as Tenant is not in default hereunder. Any mortgagee or trustee under a deed of trust encumbering the Premises or any part thereof may elect to give certain rights and interests of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interests of Tenant under this Lease shall be deemed to be subordinate to or to have priority over, as the case may be, the lien of such mortgage or deed of trust, whether this Lease is dated or Tenant enters into possession of the Premises prior to or subsequent to the date of such mortgage or deed of trust or its recordation. Tenant shall, within ten (10) days following the request of Landlord or such secured party, execute and deliver whatever instruments may be required to further evidence or confirm the foregoing.

15.3          Mortgagee Protection. Tenant agrees to give any mortgagee of the Premises, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the name and address of such mortgagee.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 23 of 32

Tenant further agrees that if Landlord fails to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the commencement of foreclosure proceedings if necessary to effect such a cure).

Until the time allowed for the mortgagee to cure such default has expired without cure, Tenant shall have no right to, and shall not, take any action with respect to this Lease adverse to the interests of Landlord or any such mortgagee on account of Landlord’s default. Should any prospective mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then, and in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefore.

SECTION 16
SURRENDER AND HOLDOVER

16.1          Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom-clean and otherwise in the condition in which the Premises are required to be maintained by the terms of this Lease. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes, and vaults, if any, in the Premises.

Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures, and equipment situated thereon (including all exterior and interior signs) which are not the property of Landlord as provided in Section 9.1, and Tenant shall, at its expense, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Any property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant.

16.2          Holdover. Should Tenant or any party claiming under Tenant hold over in possession at the expiration of Term by Tenant of time or otherwise, such holding over shall not be deemed to extend the Term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal. Tenant shall pay upon demand to Landlord during any period while Tenant shall hold the Premises after expiration of the Term, as liquidated damages, a sum equal to double the monthly rate of Rent in effect for the last month of the Term, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such holding over.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 24 of 32

SECTION 17
SECURITY DEPOSIT

17.1          Security Deposit. The Security Deposit, if any, specified in Section 1.14 shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant, and condition of this Lease on the part of Tenant to be observed and performed, and Landlord shall have no liability to pay interest thereon unless required by law. The Security Deposit is not, and may not be construed by Tenant to constitute Rent for the last month of this Term or any portion thereof. If any Rent herein reserved or any other sums payable by Tenant hereunder shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the Rent or other sums due from Tenant, or towards any loss, damage, or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to its original amount, and the sum required to so restore the Security Deposit shall be additional Rent hereunder. In the event Tenant shall have fully and faithfully complied with all of the terms, covenants, and conditions of this Lease, the Security Deposit shall be returned in full to Tenant within thirty (30) days following the end of the Term or earlier termination of this Lease. In the event that any bankruptcy, insolvency, reorganization, or other creditor-debtor proceedings shall be instituted by or against Tenant or its successors or assigns, Landlord may apply the Security Deposit first to the payment of any Rent, and other amounts due Landlord hereunder, and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord’s damages. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

17.2          Transfer of Security Deposit. In the event of a sale or lease of the Premises or sale or lease of the Building, subject to this Lease, the Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and the Landlord shall thereupon be released from all liability for the return of such Security Deposit, and the Tenant shall look to the new landlord solely for the return of said Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a new landlord. The Security Deposit under this Lease shall not be mortgaged, assigned, or encumbered by the Tenant without written consent of Landlord. In the event of any unauthorized assignment of this Lease, Landlord shall have no further liability with respect to the return of said Security Deposit to the Tenant or assignee.

SECTION 18
MARIJUANA RETAIL

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 25 of 32

18.1          Landlord’s Compliance with Governmental Authorities. Notwithstanding anything to the contrary in this Lease, Landlord reserves the right to comply with any and all requests or orders from any Governmental Authority related to the Premises.

18.2          Termination. Notwithstanding all of Landlord’s rights to Tenant’s Property afforded under this Lease, if Landlord is not permitted to possess any or all of Tenant’s Property under applicable law, then Tenant shall dispose of Tenant’s Property upon 24 hours’ notice from Landlord. If Landlord is not permitted to possess Tenant’s Property or if Landlord notifies Tenant that it is required to dispose of Tenant’s Property and Tenant fails to do so within 24 hours of Landlord’s notice, Landlord shall have the right to dispose of Tenant’s Property in any manner, including by compliance with the directives of Governmental Authorities.

18.3          Federal Enforcement. The parties acknowledge that the sale and possession of marijuana is currently permitted under certain circumstances under Colorado state law but is prohibited by Federal law. Current Federal policy is not to seek enforcement of Federal marijuana possession laws in states such as Colorado where such possession is lawful. In the event that the state or Federal laws, ordinances or policies change or are interpreted such that Tenant’s business operations in the Premises are likely to be subject to Federal or local prosecution, in Landlord’s reasonable discretion, Landlord may terminate this Lease on thirty (30) days prior written notice to Tenant, and all payment and performance obligations shall be pro-rated to date of termination (provided that Tenant shall not have a termination right for any enforcement or prosecution resulting from Tenant’s actions or failure to act). Upon termination, all parties (including any and all guarantors) shall be relieved and discharged from all obligations hereunder (except for those that survive termination of this Lease), and Tenant shall be entitled to the immediate return of the Security Deposit.

18.4          Indemnification. Tenant shall indemnify and hold harmless the Landlord, the Landlord’s officers, directors, members, managers, employees, attorneys, agents and independent contractors from any and all liability, costs, damages and/or other causes of action arising from or in any way related to the Tenant’s use of the Premises, including, but not limited to actual, consequential and punitive damages, Landlord’s attorney fees, court costs, expert witness fees and any and all other damages.

Tenant and Landlord acknowledge and understand that possession, sale and/or distribution of marijuana are permitted by the State of Colorado although such acts are in violation of Federal law. Accordingly, the Landlord and Tenant jointly, severally and individually waive any defense as to the enforcement of this Lease based upon an “illegality of purpose” theory or other related defense(s). The Landlord and Tenant further acknowledge and agree that this Lease shall be fully enforceable in the court of competent jurisdiction located in the State of Colorado as specified herein.

18.5          Compliance with State and Local Law. Under no circumstances shall Tenant engage in conduct in the Premises that does not comply with state and local laws, regulations, codes, permits and licenses related to Tenant’s use of the Premises. Tenant shall provide Landlord with a

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 26 of 32

copy of all licenses, license renewals, communication from any Governmental Authority concerning any complaint, investigation or disciplinary action related to Tenant’s business operations in the Premises and provide Landlord with written notice of any change in such licenses.

18.6          No Landlord Licensing Requirement. Tenant acknowledges and agrees that Landlord is not required to obtain any license or permit related to the cultivation or sale or marijuana in Landlord’s capacity as the owner of real property as a result of Tenant’s use of the premises. In the event the State of Colorado or other governmental entity requires Landlord to obtain a license or permit related to the cultivation or sale of marijuana as a result of Tenant’s use of the premises, and Landlord does not wish to obtain such license or permit, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant.

SECTION 19
GENERAL PROVISIONS

19.1          Successors. Subject to Sections 13 and 16, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

19.2          Notices. All notices, demands, requests, consents, approvals, and other instruments required or permitted to be given pursuant to other terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served, sent by a nationally recognized overnight courier service, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic mail addressed to Tenant at Tenant’s address or Landlord at Landlord’s address, as set forth below. If service shall be made by certified mail, such service shall be deemed completed as of the third day following the mailing of such notice in the manner aforesaid. If service shall be made by overnight courier, such service shall be deemed completed as of the next business day following the deposit with the overnight courier. If service shall be made by electronic mail, it shall be deemed completed as of the day of delivery. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon five (5) days advance notice thereof, similarly given, to the other party.

Landlord:

c/o MJ Holdings, Inc.

Shawn Chemtov

4141 NE 2nd Avenue, Suite 204A

Miami, Florida 33137

Email: shawn@mjholdingsinc.com

With a copy to Landlord’s Attorney:

Brownstein Hyatt Farber Schreck

410 17th Street, 22nd Floor

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 27 of 32

Denver, Colorado 80202

Attention: Noelle Riccardella

Email: nriccardella@bhfs.com

Tenant:	3950 Holly Street

Denver, Colorado 801207

Attention: ___________________

Email: ______________________

19.3          No Option. The submission of this Lease for examination does not constitute an offer to enter into a lease, and this Lease shall become effective only upon execution and delivery hereof by Landlord and Tenant.

19.4          No Joint Venture. The relationship of the parties is that of Landlord and Tenant only, and nothing in this Lease shall be construed as creating a partnership, joint venture, principal-agent, or any other relationship. Except as expressly otherwise provided herein, neither party shall have any right or power to create any expense or liability chargeable to the other party.

19.5          Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder entitled to any commission, fee, or other compensation by reason of the execution of this Lease. Tenant agrees to indemnify, defend, and hold Landlord harmless from any charge, liability, or expense (including attorneys’ fees) Landlord may suffer, sustain, or incur in respect to any claim for a commission, fee, or other compensation by a broker or finder claiming by, through, or under Tenant other than Broker.

19.6          Headings and Captions. The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

19.7          Use of Pronoun. Joint and Several Liability. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships, limited liability companies, limited liability partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. If there is more than one Tenant, the liability of all such parties for compliance with and performance of the terms and covenants of this Lease shall be joint and several.

19.8          Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 28 of 32

19.9          Survival. Any provision of this Lease which obligates Landlord or Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.

19.10      Definition of Landlord.

a.              The term Landlord as used in this Lease, so far as the covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, the Landlord named herein, (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed.

b.             The Landlord may delegate from time to time some or all of its duties hereunder to the Landlord’s agent, and such agent may perform some or all of the Landlord’s obligations hereunder or exercise some or all of Landlord’s rights hereunder.

c.              It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of Landlord, while in form purporting to be the representations, warranties, undertakings, and agreements of the Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by the Landlord, or for the purpose or with the intention of binding the Landlord, personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and for satisfaction of any obligation of Landlord to Tenant. No Member of Landlord shall be personally liable for performance of Landlord’s obligations hereunder, and a deficit capital account of a Member of Landlord shall not be deemed an asset of the Landlord or an interest of Landlord in the Premises.

d.             Landlord’s liability under this Lease is limited to Landlord’s equity interest in the Premises.

19.11      Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

19.12      Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter or other communication accompanying any check or payment as Rent be deemed an accord and satisfaction,

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 29 of 32

and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease.

19.13      Entire Agreement. This Lease and the Exhibits, Riders, Supplements, and Guaranty, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between Landlord and Tenant concerning the Premises except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

19.14      Recordation. Tenant shall not record this Lease or any memorandum of or other reference to this Lease, without the written consent of Landlord. Landlord may, at its option, require Tenant to execute a memorandum or short form of this Lease, suitable for recording purposes and may record such memorandum or short form lease in the real property records of the county where the Premises is located.

19.15      Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Colorado. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be in the City and County of Denver, Colorado. The prevailing party in any such suit or action shall be entitled to all costs incurred in connection with such action, including a reasonable attorney’s fee. All lease terms and conditions shall be subject to all state and local statutes, ordinances, rules and regulations governing Tenant’s use of the premises.

19.16      Limited Liability Entities. In the event Tenant hereunder is a corporation, limited liability company, limited liability partnership, limited liability limited partnership, or other limited liability business entity recognized by or created pursuant to the law of the State of Colorado, the United States, or any state, territory, or political subdivision thereof, or any foreign country (collectively referred to as a “Limited Liability Entity”), the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly organized Limited Liability Entity qualified to do business in the State of Colorado; all Tenant’s franchise and corporate taxes have been paid to date; all future forms, reports, fees, and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors or such other body governing the Limited Liability Entity as is proscribed or allowed by law (and shareholders, members, or partners, if required) of such Limited Liability Entity to execute and deliver this Lease on behalf of the Limited Liability Entity.

19.17      Interpretation. The parties understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall not be any inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion thereof.

19.18      Appointment as Attorney-in-Fact Before Department of Revenue. Tenant hereby appoints Landlord as its attorney-in-fact before Arapahoe County and the Colorado Department of

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 30 of 32

Revenue (DOR) with the power to receive confidential information from Arapahoe County and DOR concerning the status and/or amount of Tenant property taxes or Tenant’s gross sales, wage withholding taxes, sales taxes, or any other taxes that may now or hereafter be required to be withheld by Tenant by the State of Colorado. Such appointment shall apply to, and be effective for, any tax year or period during which this Lease, as renewed or extended, may be in force. Landlord shall not have any authority to speak to any taxing authority on behalf of Tenant nor take any other action with respect to any such taxing authority on behalf of Tenant, except pursuant to Section 14.8 (Landlord’s Right to Cure), Landlord may, but shall not be obligated to, cure any default by Tenant of its obligations to any taxing authority after complying with the notice provisions herein set forth. This appointment may not be revoked by Tenant. Tenant shall sign any additional documentation that may be required by Arapahoe County or the DOR to confirm or further document such power of attorney.

19.19      Excuse of Performance. Anything in this Lease to the contrary notwithstanding, neither Tenant nor Landlord shall be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease if such failure or performance shall be due to any vandalism, sabotage, governmental regulation or control, Act of God, energy shortage, or any other cause whether similar or dissimilar, beyond the reasonable control of Tenant or Landlord, as the case may be; provided that (a) such cause is not due to the willful act of Tenant or Landlord, as the case may be; (b) delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party; and (c) the party claiming any such excuse for its performance hereunder has given the other party notice of the cause and anticipated duration of such failure of performance.

[SIGNATURES ON FOLLOWING PAGE]

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 31 of 32

IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the day and year first written above.

LANDLORD:	MJ HAVANA, LLC, a Colorado limited liability company

	By:	MJ Holdings, Inc., a Nevada corporation
By:
Name:
Title:

TENANT:	LIGHTSHADE LABS, LLC, a Colorado limited liability company

By:
Steven Brooks, Manager

MJ Havana, LLC - Lightshade Labs, LLC 2014 Commercial Lease Page 32 of 32